                       WEDR-FM, WFOX-FM, WAPE-FM, WFYV-FM,
                           WKQL-FM, WMXQ-FM, WOKV-AM,
                           WBWL-AM, WPLR-FM, WKHL-FM,
                          WSTC-AM, WEFX-FM and WNLK-AM
                       (Radio Stations owned by AMFM Inc.)

                      COMBINED STATEMENT OF ASSETS ACQUIRED
                         As of June 30, 2000 (Unaudited)

                                                                (Unaudited)
                                                               June 30, 2000
                                                               -------------

  Property and equipment, net...............................    $    15,329
  Intangible assets, net....................................        334,140
                                                                -----------
            Total...........................................    $   349,469
                                                                ===========



                   See notes to combined financial statements.

                       WEDR-FM, WFOX-FM, WAPE-FM, WFYV-FM,
                           WKQL-FM, WMXQ-FM, WOKV-AM,
                           WBWL-AM, WPLR-FM, WKHL-FM,
                          WSTC-AM, WEFX-FM and WNLK-AM
                       (Radio Stations owned by AMFM Inc.)

          COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES For the Six-Month Periods Ended June 30, 2000 and 1999 (Unaudited)


                                                             For the
                                                        Six-Month Period          Six-Month Period
                                                        Ended June 30, 2000      Ended June 30, 1999
                                                            (Unaudited)              (Unaudited)
                                                     ----------------------     --------------------
Revenues:
  Gross revenues...................................                                   $  15,039
  Less:  Agency commissions........................                                      (1,855)
                                                                                      ---------
          Total net revenues.......................                                      13,184
Direct operating expenses:
  Programming, technical and news.................                                        1,445
  Selling, promotional, general
     And administrative...........................                                        3,711
  Depreciation and amortization....................          $  13,456                    5,084
                                                             ---------                ---------
          Total direct operating expenses..........             13,456                   10,240
                                                             ---------                ---------
Excess (Deficiency) of net revenues over direct
     operating expenses............................           ($13,456)               $   2,944
                                                             =========                =========





                 See notes to the combined financial statements.

                       WEDR-FM, WFOX-FM, WAPE-FM, WFYV-FM,
                           WKQL-FM, WMXQ-FM, WOKV-AM,
                           WBWL-AM, WPLR-FM, WKHL-FM,
                          WSTC-AM, WEFX-FM and WNLK-AM
                       (Radio Stations owned by AMFM Inc.)

                     NOTES TO COMBINED FINANCIAL STATEMENTS

1.   Organization and Basis of Presentation

     The accompanying combined financial statements include certain accounts of WEDR-FM Miami, Florida; WFOX-FM Atlanta, Georgia; WAPE-FM Jacksonville, Florida; WFYV-FM Jacksonville, Florida; WKQL-FM Jacksonville, Florida; WMXQ-FM Jacksonville, Florida; WOKV-AM Jacksonville, Florida; WBWL-AM Jacksonville, Florida; WPLR-FM New Haven, Connecticut; WKHL-FM Stamford-Norwalk, Connecticut; WSTC-AM Stamford-Norwalk, Connecticut; WEFX-FM Stamford-Norwalk, Connecticut; and WNLK-AM Stamford-Norwalk, Connecticut (collectively referred to as the "Radio Stations"), while under the ownership of AMFM Inc. (formerly Chancellor Media Corporation) (the "Company") as of and during the periods presented.

     The combined statement of assets acquired and combined statements of revenues and direct operating expenses have been prepared in accordance with accounting principles generally accepted in the United Stated of America and were derived from the historical accounting records of the Radio Stations. Significant intercompany balances and transactions have been eliminated in combination.

     On August 30, 1999, the Company entered into an agreement with Cox Radio, Inc. ("Cox Radio") to exchange the property, intangibles and FCC broadcast licenses of the Radio Stations for the property, intangibles and FCC broadcast licenses of KFI-AM and KOST-FM in Los Angeles, California, plus $3 million in cash. Effective October 1, 1999, the Company and Cox Radio entered into a Time Brokerage Agreement under which Cox Radio provides the programming for the Radio Stations. This transaction was consummated on August 25, 2000.

     The accompanying combined statement of assets acquired includes the property and equipment and intangible assets of the Radio Stations acquired by Cox Radio, Inc. This statements does not include cash, accounts receivable, prepaid or other assets, accounts payable, accrued expenses or other liabilities. The combined statements of revenues and direct operating expenses included the revenues and expenses directly attributable to the Radio stations. These statements do not include corporate overhead costs, interest expense or income taxes. Since Cox Radio legally owns the operations of the Radio Stations under the Time Brokerage Agreement, beginning October 1, 1999, the net revenues and direct operating expenses, excluding depreciation and amortization, have been excluded from the results of operations of the Radio Stations.

     Complete combined financial statements, including historical balance sheets and statements of cash flows, were not prepared as the Company has not segregated indirect corporate operating cost information or related assets and liabilities in its accounting records. The Radio Stations were not accounted for as separate entities.

2.   Summary of Significant Accounting Policies

     Property and Equipment

     Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using the straight-line method at rates based upon the estimated useful lives. Repairs and maintenance costs are charged to expense when incurred. At the time of retirements, sales or other dispositions of property, the original cost and related accumulated depreciation are written off.

     Intangible Assets

     Intangible assets consist of Federal Communications Commission ("FCC") broadcast licenses and goodwill. Intangible assets resulting from acquisitions are valued based upon estimated fair values. The Company amortizes such intangible assets using the straight-line method at rates based upon the estimated useful lives.

     Impairment of Long Lived Assets

     Long-lived assets and certain intangibles are required to be reviewed for impairment when events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, with any impairment losses being reported in the period in which any impairment is first identified. Long-lived assets and certain intangibles to be disposed of are required to be reported at the lower of carrying amount or fair value less cost to sell.

     The Radio Stations continually evaluate the propriety of the carrying amount of property and equipment to determine whether current events or circumstances warrant adjustment of the carrying value. At this time, the Radio Stations believe that no impairment of property and equipment has occurred and that no revisions to the depreciation periods are warranted.

     The Radio Stations continually evaluate the propriety of the carrying amount of goodwill and other intangible assets and related amortization periods to determine whether current events or circumstances warrant adjustments to the carrying value and/or revised estimates of amortization periods. These evaluations consist of the projection of undiscounted cash flows over the remaining amortization periods of the related intangible assets. The projections are based on historical trend lines of actual results, adjusted for expected changes in operating results. To the extent such projections indicate that undiscounted cash flows is not expected to be adequate to recover the carrying amounts of the related intangible assets, such carrying amounts are written down by charges to expense, based on a discounted cash flow analysis. At this time, the Radio Stations believe that no impairment of goodwill or other intangible assets has occurred and that no revisions to the amortization periods are warranted.

     Use of Estimates

     The preparation of combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets to be acquired at the date of the financial statements and the reported amounts of revenues and direct operating expenses during the reporting period. Actual results could differ from those estimates.

     Unaudited Interim Financial Statements

     The unaudited financial statements as of June 30, 2000 and for the six-month periods ended June 30, 2000 and 1999 include all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the combined statement of assets acquired and combined statements of revenues and direct operating expenses for these periods. Revenues and direct operating expenses for the six-month periods ended June 30, 2000 and 1999 are not necessarily indicative of the results that may be expected for the entire year.

3.   Property and Equipment


                                                          Useful       (Unaudited)
                                                           Lives      June 30, 2000
                                                           -----      -------------
        Land and land improvements..................        --          $    861
        Buildings and building improvements.........    3-35 Years         2,566
        Furniture and fixtures......................     5-7 Years           525
        Office equipment............................     5-7 Years           638
        Vehicles....................................     5-7 Years           448
        Broadcast equipment.........................    3-20 Years        13,758
        Computer software...........................     3-5 Years           197
        Construction in progress....................        --               112
        Property and equipment, at cost.............                      19,105
        Less accumulated depreciation...............                     (3,776)
                                                                        --------
        Net property and equipment..................                    $ 15,329
                                                                        ========


4.   Intangible Assets


                                                         Useful       (Unaudited)
                                                         Lives       June 30, 2000
                                                         -----       -------------

        FCC broadcast licenses......................    15 Years         369,163
        Goodwill....................................    15 Years          10,742
        Intangible assets, at cost..................                     379,905
        Less accumulated amortization...............                     (45,765)
                                                                       ---------
                   Net intangible assets............                   $ 334,140
                                                                       =========

5.   Transactions with Affiliated Companies

     The Company operates a national radio network, the AMFM Radio Networks, which broadcasts advertising and syndicated programming shows to a national audience. As of June 30, 2000 the AMFM Radio Networks broadcast to approximately 68 million listeners in the United States (including approximately 59 million listeners from the Company's portfolio of stations). The revenues and direct operating expenses of the AMFM Radio Networks allocated to the Radio Stations for the six-month period ended June 30, 1999 were as follows:


                                                                   (Unaudited)
                                                           Six-Month Period ended June
                                                                    30, 1999
                                                             (Amounts in thousands)
     Revenues.............................................           $   605
     Direct operating expenses............................              (198)
                                                                     -------
     Revenues in excess of direct operating expenses......           $   407
                                                                     =======


     The revenues and direct operating expenses allocated to the Radio Stations for the six-month period ended June 30, 2000 have not been presented as the revenues and direct operating expenses of the Radio Stations are included in the operations of Cox Radio as a result of the Time Brokerage Agreement discussed in Note 1.

     The AMFM Radio Networks allocates revenues and direct operating expenses to the Radio Stations based upon the individual station's percentage of the total AMFM Radio Networks listening audience. Management believes that these allocations were made on a reasonable basis.

6.   Commitments

     The Radio Stations have long-term operating leases for land, office space, and certain broadcasting facilities and equipment. The leases expire at various dates, generally during the next ten years, and have varying options to renew and cancel. Rental expense for operating leases was approximately (in thousands) $179 for the six-month periods ended June 30, 1999 (unaudited). The rent expense of the Radio Stations for the six-month period ended June 30, 2000 has not been presented, as revenues and direct operating expenses of the Radio Stations are included in the operations of Cox Radio as a result of the Time Brokerage Agreement discussed in
     Note 1.